UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): December 14, 2010

CNO Financial Group, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31792 (Commission File Number)	75-3108137 (IRS Employer Identification No.)

11825 North Pennsylvania Street Carmel, Indiana 46032 (Address of principal executive offices) (Zip Code)

(317) 817-6100 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)
Not Applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On December 14, 2010, CNO Financial Group, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) relating to the sale of $275,000,000 aggregate principal amount of its 9.00% Senior Secured Notes due 2018 (the “Notes”), among the Company, Morgan Stanley & Co. Incorporated, Barclays Capital Inc., FBR Capital Markets & Co. and the Guarantors (as defined in the Purchase Agreement).

A complete copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Notes were offered and sold pursuant to a confidential Offering Memorandum dated December 14, 2010.

Item 8.01	Preliminary Terms of New Senior Secured Credit Facility.

On December 15, 2010, the Company agreed to pricing terms with a syndicate of lenders that are expected to participate in the Company’s new senior secured credit facility, including an interest rate for Eurodollar rate loans of Libor + 6.00% (subject to a Libor “floor” of 1.50%) and upfront fees of 1.25% to the lenders.  The new senior secured credit facility is expected to close on December 21, 2010, concurrently with the Company’s offering of the Notes (as described above).  The final terms and conditions of the new senior secured credit facility remain subject to negotiation and no assurances can be made that the new senior secured credit facility will be entered into on the above-described terms, or at all.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits
10.1
Purchase Agreement, dated December 14, 2010, by and among CNO Financial Group, Inc., Morgan Stanley & Co. Incorporated, Barclays Capital Inc., FBR Capital Markets & Co. and the guarantors party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: December 15, 2010
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

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